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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Biomet, Inc. (the Registrant; Indiana corporation)

Domestic subsidiaries:
     Arthrotek, Inc. (Indiana corporation)
     Biomet Acquisition Corp. (Delaware corporation)
     Biomet Europe Ltd. (Delaware corporation)
     Biomet FSC, Inc. (Barbados corporation)
     Biomet Holdings Ltd. (Delaware corporation)
     Biomet International Ltd. (Delaware corporation)
     Biomet Investment Corp. (Delaware corporation)
     Catheter Research, Inc. (Indiana corporation)
     EBI Holdings, Inc. (Delaware corporation)
     EBI Medical Systems, Inc. (Delaware corporation)
     Electro-Biology, Inc. (Delaware corporation)
     Kirschner Medical Corporation (Delaware corporation)
     Poly-Medics, Inc. (Indiana coporation)
     Surgical Ventures, Inc. (Indiana corporation)
     Thoramet, Inc. (Indiana corporation)
     Vascu-Med, Inc. (Indiana corporation)
     Walter Lorenz Surgical, Inc. (Florida corporation)

Foreign subsidiaries:
     Biomet AS (Danish corporation)
     Biomet Australia Pty. Ltd. (Australia coporation)
     Biomet Deutschland GmbH (German corporation)
     Biomet Ltd. (U.K. corporation)
     Biomet Norge (Norwegian corporation)
     Biomet Orthopaedics Ltd. (New Zealand corporation)
     Biomet Polska (Polish corporation)
     Biomet S.A. (French corporation)
     Biomet SpA (Italian corporation)
     Canzek AG (Swiss corporation)
     EBI Medical Systems Ltd. (U.K. corporation)
     Industrias Quirurgicas de Levante s.a. (IQL) (Spanish corporation) Kirschner Hellas (Greek corporation)
     Mediplant NV (Belgian corporation)
     ORTA Holdings, A.G. (Swiss corporation)
     Ortomed BV (Holland corporatoin)
     Polymers Reconstructive A/S (Danish corporation)

Each subsidiary is wholly-owned by its immediate parent, except for the following:
     Polymers Reconstructive A/S of which Biomet, Inc. owns 51% of the oustanding shares, Biomet Norge of which Biomet Ltd. owns 40% of the outstanding shares, Biomet AS of which Biomet, Inc. owns 30% of the outstanding shares, Biomet Polska, of which Biomet Ltd. owns 51% of the outstanding shares, and Kirschner Hellas of which IQL owns 30% of the outstanding shares.